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                                                                Exhibit 10(a)(l)


                               FIRST AMENDMENT TO
                            REIMBURSEMENT AGREEMENT


          This First Amendment to Reimbursement Agreement (this "Amendment") effective as of January 27, 1998 between LG Electronics Inc. ("LGE") and Zenith Electronics Corporation ("Zenith").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, LGE and Zenith have entered into that certain Reimbursement Agreement dated as of November 3, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"); and

          WHEREAS, Zenith has requested certain amendments be made to the Reimbursement Agreement; and

          WHEREAS, subject to the terms and conditions of this Amendment, LGE is willing to agree to such amendments;

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.   Amendment.

     1. The Reimbursement Agreement is hereby amended by deleting Section 1.2 thereof in its entirety and substituting the following in lieu thereof:

        "1.2 Each guaranty requested by Zenith shall be substantially in the form of Exhibit A hereto, with such modifications thereto as shall be agreed to by LGE, which guarantee shall include but not be limited to guarantees issued in favor of The First National Bank of Chicago ("FNBC"), Bank of America National Trust and Savings Association ("BofA"), Societe Generale, Seoul Branch ("Soc Gen") and Credit Agricole Indosuez, Seoul Branch ("Indosuez") whether such guarantee is in a form of a guarantee of payment and/or a pledge of cash or other property by LGE to secure Zenith's payment obligations to any bank (individually a "Guarantee" and collectively the "Guarantees"). Zenith shall not request issuance of any Guarantee except to lenders which extend prior to March 31, 1998 unsecured credit facilities on terms substantially the same as set forth in Exhibit B hereto which facilities shall include but not be limited to by FNBC,

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        BofA, Soc Gen and Indosuez ("Credit Facilities") to Zenith for its
        working capital needs. Zenith shall not request Guarantees in an aggregate principal amount outstanding at any one time in excess of $160,000,000."

     2. The Reimbursement Agreement is hereby amended by deleting Section 1.3 thereof in its entirety and substituting the following in lieu thereof:

        "1.3 Zenith agrees to reimburse LGE, immediately upon demand, for any and all payments made, or realization on collateral pledged, from time to time by LGE under the Guarantees, with interest on the amounts so paid by LGE from and including the date paid by LGE to but not including the date LGE is reimbursed therefor, at the Reference Rate (hereinafter defined) in effect on the date of payment plus two percent (2%) per annum; Zenith's obligations under this Section 1.3 shall be referred to collectively as the "Reimbursement Obligations." "Reference Rate" means at any time, the rate of interest then most recently announced by Bank of America National Trust and Savings Association at Chicago, Illinois as its reference rate."

B.   General

     1. Each reference in the Reimbursement Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Reimbursement Agreement in any and all instruments or documents provided for or referred to in the Reimbursement Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Reimbursement Agreement, as amended hereby.

     2. Except as amended hereby, the Reimbursement Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     3. Zenith agrees to pay all reasonable expenses of LGE incurred in connection with this Amendment including, without limitation, all fees and expenses of counsel to LGE.

     4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.


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     5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused it to be executed and delivered by their duly authorized officers, all as of the day and year first above written.

                              LG ELECTRONICS INC.

                              By:
                                 ---------------------------

                              Title:
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                              ZENITH ELECTRONICS CORPORATION

                              By:
                                 ---------------------------

                              Title:
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